Exhibit 10.22

FORM OF
OAKTREE CAPITAL GROUP, LLC
2011 EQUITY INCENTIVE PLAN
RESTRICTED UNIT AWARD AGREEMENT
THIS RESTRICTED UNIT AWARD AGREEMENT (this “Agreement”) is made as of [ ] (the “Grant Date”) between Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), and [ ] (the “Participant”).
WHEREAS, Section 4.6 of the Company’s Third Amended and Restated Operating Agreement, dated as of August 31, 2011 (as amended from time to time, the “Operating Agreement”) provides that the Company may issue any number of Units for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors of the Company (the “Board of Directors”) shall determine, all without the approval of any member of the Company;
WHEREAS, the Oaktree Capital Group, LLC Amended and Restated 2011 Equity Incentive Plan (as further amended, modified or restated from time to time, the “Plan”) was adopted for purposes of promoting the long-term financial interests and growth of the Company and its Affiliates by, among other things, providing select investment professionals, other employees, directors, consultants and advisors of the Company and its Affiliates with equity-based awards based upon Units (as defined in the Plan); and
WHEREAS, the Board of Directors has determined that it would be in the best interests of the Company to grant the restricted unit award provided for herein (the “Restricted Unit Award”) to the Participant pursuant to the Plan and the terms set forth herein in recognition of the Participant’s service to the Company as a director; and
WHEREAS, all capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Plan.
NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Grant of Restricted Interests. Subject to the terms and conditions of the Operating Agreement and the additional terms and conditions set forth herein, effective as of the Grant Date, the Company hereby grants to the Participant a Restricted Unit Award consisting of [ ] Class A Units of the Company (hereinafter called the “Restricted Units”), which shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.    Vesting.
(a)    Each Restricted Unit shall be unvested as of the Grant Date. Subject to the Participant’s continued provision of services as a member of the Board of Directors of the Company,  [insert specific vesting schedule].
(b)    Except as otherwise set forth in Section 2(c) below or as otherwise determined by the Board of Directors, if the Participant ceases to serve as a member of the Board of Directors of the Company for any reason or no reason at all (including termination of such services by the Company without Cause), then all unvested Restricted Units of the Participant shall be immediately and automatically forfeited on the effective date the Participant ceases to serve as a member of the Board of Directors of the Company, without any further action by any parties hereto and without payment of any consideration therefor.
(c)    Notwithstanding anything to the contrary herein, if the Participant ceases to serve as a member of the Board (i) as a result of his Incapacitation, then any unvested Restricted Units granted hereunder shall, to the extent not previously forfeited, immediately become fully vested, or (ii) as a result of the termination of the Participant’s services by the Company without Cause and such Participant has delivered to the Company, within ten calendar days (or such longer period permitted by the Company) after such succession of services, an executed and irrevocable general release in form and substance reasonably determined by the Company, then any unvested Restricted Units granted hereunder shall, to the extent not previously forfeited, become fully vested effective upon the permanent cessation of such Participant’s services to the Company.
(d) For the purposes of this Section 2:
“Cause” shall mean the occurrence of any of the following events during the period in which the Participant serves on the Board of Directors of the Company (regardless whether the occurrence is discovered before or after the Participant’s cessation of services to the Company):  (i) gross negligence or misconduct detrimental to the Company or any of its Affiliates, (ii) material breach of this Agreement, the Operating Agreement or any other agreement between the Participant and the Company or any of its Affiliates, (iii) violation of any applicable regulatory rule or regulation, (iv) conviction of, or entry of a guilty plea or a plea of no contest to, a felony (other than a motor-vehicle-related felony for which no custodial penalty is imposed), (v) entry of an order issued by any court or regulatory agency removing the Participant as a director of the Company or prohibiting the Participant from participation in the conduct of the affairs of the Company or any of its Affiliates, and (vi) fraud, theft, misappropriation or dishonesty by the Participant relating to the Company or any of its Affiliates, including any theft of funds.
“Incapacitation” shall mean the earliest to occur of (a) the death of the Participant, or (b) as determined by the Board of Directors, the Participant’s substantial inability to serve on the Board of Directors of the Company in his normal and regular manner by reason of illness or other physical or mental disability for a period of at least ninety consecutive calendar days or an aggregate of 180 calendar days in any 360-day period (or such other longer or shorter period as the Board of Directors may select).

3.    Book Entry.  The Restricted Units shall be evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company, and the Company shall cause any Restricted Unit that may be deliverable hereunder to be entered in such records as owned by the Participant. The Restricted Units shall be held in such accounts or in such other manner at or with such brokerage firms, stock transfer agents and other institutions as are determined by the Company in its sole and absolute discretion. To the extent any of the Restricted Units are forfeited pursuant to Section 2 hereof, the parties hereto agree that such Restricted Units shall be cancelled without consideration therefor and that the Company shall update its records to reflect that such Restricted Units are no longer outstanding.
4.    Rights as Unitholder. The Participant shall be the record owner of the Restricted Units unless or until they are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a unitholder of the Company, including, without limitation, voting rights with respect to the Restricted Units, and, except as otherwise provided below, the Participant shall receive, when paid, any dividends or distributions on all of the Restricted Units granted hereunder as to which the Participant is the record holder on the applicable record date; provided that the terms and conditions of the Operating Agreement that apply to the Class A Units shall apply equally to the Restricted Units granted hereunder, including, but not limited to, the limitations on transfer and encumbrance, as well as the repurchase provisions. By executing this Agreement, the Participant agrees to be bound by the terms of the Operating Agreement.
5.    Taxes. Upon the earlier of the vesting of the Restricted Units in accordance with Section 2 hereof and the filing of an election pursuant to Section 83(b) of the Code with respect to such Restricted Units, the Participant shall recognize taxable income in respect of the Restricted Units, and the Company shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate. The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Units, whether relating to their grant, their vesting or otherwise, or any payment of transfer tax with respect to the Restricted Units and shall have the right to take such action as may be necessary in the opinion of the Board of Directors to satisfy all obligations for the payment of any such withholding taxes. In connection with the foregoing, the Participant may make an election pursuant to Section 83(b) of the Code with respect to the Restricted Units. If the Participant makes such election pursuant to Section 83(b) of the Code, he shall notify the Company as soon as practicable and in no event later than 30 days after the Grant Date. The Participant is hereby advised to seek the Participant’s own tax counsel regarding the taxation of the grant of the Restricted Units made hereunder.
6.    Notices. All notices, requests, consents and other communications under this Agreement shall be made by the parties hereto in accordance with the procedure set forth in Section 14.1 of the Operating Agreement.
7.    Securities Laws. Upon the grant and/or the vesting of the Restricted Units, the Participant hereby agrees to make or enter into such written representations, warranties and agreements as the Board of Directors may reasonably request in order to comply with any applicable securities laws or with this Agreement, in form and substance reasonably satisfactory to the Company.
8.    No Right to Continued Service on the Board of Directors. The granting of the Restricted Units evidenced by this Agreement shall impose no obligation on the Company to maintain the Participant on its Board of Directors and shall not lessen or affect the Company’s right to terminate the Participant’s service on its Board of Directors.
9.    Transferability. Without limiting any other restrictions set forth in this Agreement or otherwise, the Participant hereby agrees and understands that the Restricted Units may not be transferred, in whole or in part, except in accordance with the provisions of the Operating Agreement. To the fullest extent permitted by law, any transfer or purported transfer of a Restricted Unit not made in accordance with the provisions of the Operating Agreement shall be null and void.
10.    Amendment. This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.
11.    Arbitration of Disputes.
(a)    Any and all disputes, claims or controversies arising out of or relating to this Agreement, including any and all disputes, claims or controversies arising out of or relating to (i) the Company, (ii) the Participant’s rights and obligations hereunder, (iii) the validity or scope of any provision of this Agreement, (iv) whether a particular dispute, claim or controversy is subject to arbitration under this Section 11, and (v) the power and authority of any arbitrator selected hereunder, that are not resolved by mutual agreement shall be submitted to final and binding arbitration before Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. Either the Company or the Participant may commence the arbitration process by filing a written demand for arbitration with JAMS and delivering a copy of such demand to the other party or parties to the arbitration in accordance with the notice procedures set forth in Section 14.1 of the Operating Agreement. The arbitration shall take place in Wilmington, Delaware, and shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties to the arbitration shall cooperate with JAMS and each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings. The arbitrator selected shall be neutral and a former Delaware chancery court judge or, if such judge is not available, a former U.S. federal judge with experience in adjudicating matters under the law of the State of Delaware; provided that if no such person is both willing and able to undertake such a role, the parties to the arbitration shall cooperate with each other and JAMS in good faith to select such other person as may be available from a JAMS’ panel of neutrals with experience in adjudicating matters under the law of the State of Delaware. The parties to the arbitration shall participate in the arbitration in good faith. The Company shall pay those costs, if any, of arbitration that it must pay to cause this Section 11 to be enforceable, and all other costs of arbitration shall be shared equally between the parties to the arbitration.
(b)    No party to the arbitration shall be entitled to undertake discovery in the arbitration; provided that, if discovery is required by applicable law, discovery shall not exceed (i) one witness deposition plus the depositions of any expert designated by the other party or parties, (ii) two interrogatories, (iii) ten document requests, and (iv) ten requests for admissions; provided further that additional discovery may be permitted to the extent such additional discovery is required by applicable law for this Section 11 to be enforceable. The arbitrator shall have no power to modify any of the provisions of this Agreement, to make an award or impose a remedy that, in each case, is not available to the Delaware chancery court or to make an award or impose a remedy that was not requested by a party to the dispute, and the jurisdiction of the arbitrator is limited accordingly. To the extent permitted by law, the arbitrator shall have the power to order injunctive relief, and shall expeditiously act on any petition for such relief.
(c)    The provisions of this Section 11 may be enforced by any court of competent jurisdiction, and, to the extent permitted by law, the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered. Notwithstanding any provision of this Agreement to the contrary, any party to an arbitration pursuant to this Section 11 shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of the provisions of this Agreement pending a final determination on the merits by the arbitrator, and each party hereby consents that such a restraining order or injunction may be granted without the necessity of posting any bond.
(d)    The details of any arbitration pursuant to this Section 11, including the existence or outcome of such arbitration and any information obtained in connection with any such arbitration, shall be kept strictly confidential and shall not be disclosed or discussed with any person not a party to the arbitration; provided that such party may make such disclosures as are required by applicable law or legal process; provided further that such party may make such disclosures to its, his or her attorneys, accountants or other agents and representatives (including, in the case of the Company, the officers, directors and employees of the Company or any of its Affiliates) who reasonably need to know the disclosed information in connection with any arbitration pursuant to this Section 11 and who are obligated to keep such information confidential to the same extent as such party. If a party to an arbitration receives a subpoena or other request for information from a third party that seeks disclosure of any information that is required to be kept confidential pursuant to the prior sentence, or otherwise believes that it, he or she may be required to disclose any such information, such party shall (i) promptly notify the other party to the arbitration and (ii) reasonably cooperate with such other party in taking any legal or otherwise appropriate actions, including the seeking of a protective order, to prevent the disclosure, or otherwise protect the confidentiality, of such information.
(e)    For the avoidance of doubt, (i) any arbitration pursuant to this Section 11 shall not include any disputes, claims or controversies that do not arise out of or relate to this Agreement, and (ii) any arbitration pursuant to this Section 11 of disputes, claims or controversies arising out of or relating to this Agreement is intended to be separate and distinct proceeding from any arbitration or other adjudication of disputes, claims or controversies between the Company or any of its Affiliates and the Participant that do not arise out of or relate to this Agreement.
12.    Governing Law. This Agreement shall be construed and enforced, along with any rights, remedies, or obligations provided for hereunder, in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware by residents of the State of Delaware; provided that the enforceability of Paragraph 11 above shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., and not the laws of the State of Delaware.
13.    Award Subject to Operating Agreement. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Operating Agreement. The Restricted Units granted hereunder are subject to the Operating Agreement. The terms and provisions of the Operating Agreement, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Operating Agreement, the applicable terms and provisions of the Operating Agreement will govern and prevail.
14.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.
Oaktree Capital Group, LLC

Name:
Title:

Name:
Title:

Participant

Name: